EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pan Am Corporation on Form S-8 of our reports dated March 31,1997 and April 24, 1996, appearing in the Annual Report on Form 10-K of Pan Am Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Miami, Florida
June 17, 1997